EXHIBIT 15

Organization Chart

Name	Jurisdiction	% of Voting Shares	Principal Business
Mark R. Walter
DLICM, LLC	Delaware	100%	Holding Co.
Delaware Life Holdings Parent II, LLC	Delaware	100%	Holding Co.
Delaware Life Holdings Parent, LLC	Delaware	91.89%	Holding Co.
Group One Thousand One, LLC	Delaware	100%	Holding Co.
Armstrong STF IV, LLC	Delaware	100%	Investment
Delaware Life Marketing, LLC	Delaware	100%	Insurance Agency
Dansbury Capital, LLC	Delaware	100%	Investment
Wright STF III, LLC	Delaware	100%	Investment
1001 Capital, LLC	Delaware	100%	Investment
Group One Thousand One Advisory Services, LLC	Delaware	100%	Investment
Group One Thousand One Services, Inc.	Delaware	100%	Holding Co.
G1001 Advisory Resources, Inc.	Delaware	100%	Services
Group 1001 Resources, LLC	Delaware	100%	Services
Tomorrow Loyalty Services, LLC	Delaware	100%	Services
Gainbridge Insurance Agency, LLC	Delaware	100%	Insurance Agency
PSA Realty Company	Pennsylvania	100%	Holding Co.
Group 1001 Indiana Holdings, LLC	Indiana	100%	Holding Co.
Delaware Life Insurance Company[2]	Delaware	100%	Insurance
Delaware Life Variable Account A1	Delaware	100%	Inactive
Delaware Life Variable Account B1	Delaware	100%	Inactive
Delaware Life Variable Account C1	Delaware	100%	VA
Delaware Life Variable Account D1	Delaware	100%	VA
Delaware Life Variable Account E1	Delaware	100%	VUL
Delaware Life Variable Account F1	Delaware	100%	VA
Delaware Life Variable Account G1	Delaware	100%	VUL
Delaware Life Separate Account H	Delaware	100%	VUL
Delaware Life Variable Account I1	Delaware	100%	VUL
Delaware Life Variable Account K1	Delaware	100%	Inactive
Delaware Life Variable Account L1	Delaware	100%	VA
Delaware Life Separate Account M	Delaware	100%	VUL
Delaware Life Variable Account N	Delaware	100%	Inactive
Delaware Life Variable Account O	Delaware	100%	Inactive
DL Private Variable Account A	Delaware	100%	VA VUL
Keyport Life Ins. Co. Variable Account P	Delaware	100%	VA VUL
Keyport Life Ins. Co. Variable Account Q	Delaware	100%	VA VUL
Delaware Life Separate Account R	Delaware	100%	VA VUL
Delaware Life Separate Account S	Delaware	100%	VA VUL
KMA Variable Account[1]	Delaware	100%	VA
Keyport Variable Account A1	Delaware	100%	VA
Keyport Variable Account I1	Delaware	100%	VUL
Delaware Life WSA Separate Account	Delaware	100%	VA VUL
Delaware Life Insurance Company of New York[2]	New York	100%	Insurance
Delaware Life (N.Y.) Variable Account A1	New York	100%	VA
Delaware Life (N.Y.) Variable Account B1	New York	100%	VA
Delaware Life (N.Y.) Variable Account C1	New York	100%	VA
Delaware Life (N.Y.) Variable Account D1	New York	100%	VUL
Delaware Life (N.Y.) Variable Account E	New York	100%	VUL
Delaware Life (N.Y.) Variable Account F	New York	100%	VA
Delaware Life (N.Y.) Variable Account G	New York	100%	VUL
Delaware Life (N.Y.) Separate Account H	New York	100%	VUL

Name	Jurisdiction	% of Voting Shares	Principal Business
Delaware Life (N.Y.) Variable Account J1	New York	100%	Inactive
Delaware Life (N.Y.) Separate Account L	New York	100%	VA VUL
Delaware Life (N.Y.) Separate Account M	New York	100%	VA VUL
Delaware Life (N.Y.) Variable Account N1	New York	100%	Inactive
KBL Variable Account A1	New York	100%	VA
KBL Variable Annuity Account[1]	New York	100%	VA
Delaware Life Reinsurance (U.S.) Corp.	Oklahoma	100%	Insurance
Delaware Life Reinsurance (U.S.) II Corp.	Delaware	100%	Inactive
DL Private Placement Investment Company I, LLC	Delaware	100%	PPVUL/PPVA
Clarendon Insurance Agency, Inc.	Massachusetts	100%	Broker-Dealer
DL Investment DELRE Holdings 2009-1, LLC	Delaware	100%	Inactive
DL Investment Holdings 2016-1, LLC	Delaware	100%	Investment
DL Investment Holdings 2016-2, LLC	Delaware	100%	Inactive
DL Reinsurance Company	Delaware	100%	Insurance
DL Service Holdings, LLC	Alaska	100%	Holding Co.
Ellendale Insurance Agency, LLC	Delaware	100%	Insurance Agency
ELND Collateral Company, LLC	Delaware	100%	Investment
ELND Collateral Company Parent, LLC	Delaware	100%	Investment
EDIA Funding I, LLC	Delaware	100%	Investment
EDIA Funding III, LLC	Delaware	100%	Investment
EDIA Funding IV, LLC	Delaware	100%	Investment
EDL Holdings, LLC	Delaware	100%	Investment
EDIA Funding II, LLC	Delaware	100%	Investment
ELND Collateral Company II, LLC	Delaware	100%	Investment
IDF IX, LLC	Delaware	100%	PPVUL
IDF X, LLC	Delaware	100%	Inactive
Conway Capital, LLC	Delaware	50%	Investment
Clear Spring PC Holdings, LLC	Delaware	80%	Holding Co.
Clear Spring PC Acquisition Corp.	Delaware	100%	Holding Co.
Clear Spring Property and Casualty Company	Texas	100%	Insurance
Clear Spring Health Holdings, LLC	Delaware	100%	Holding Co.
Clear Spring Health Management Services, LLC	Delaware	100%	Services
Clear Spring Health Resources, Inc.	Delaware	100%	Inactive
Clear Spring Health of Illinois, Inc.	Illinois	100%	Insurance
Clear Spring Health Insurance Company	Arizona	100%	Insurance
Clear Spring Health (CO), Inc.	Colorado	100%	Insurance
Clear Spring Health (IL), Inc.	Illinois	100%	Inactive
Clear Spring Health (VA), Inc.	Virginia	100%	Insurance
Community Care Alliance of Illinois, Inc.	Illinois	100%	Insurance
Eon Health Plan, LLC	Delaware	100%	Holding Co.
Eon Health, Inc.	Georgia	100%	Insurance
Eon Health, Inc.	South Carolina	100%	Insurance
Corvesta Life Insurance Company	Arizona	100%	Insurance
Lackawanna Casualty Company	Pennsylvania	100%	Insurance
Lackawanna American Insurance Company	Pennsylvania	100%	Insurance
Lackawanna National Insurance Company	Pennsylvania	100%	Insurance
Delaware Life (Bermuda) Holdings, Inc.	Delaware	100%	Holding Co.
Delaware Life Insurance and Annuity Company (Bermuda) Ltd.	Bermuda	100%	Insurance
Delaware Life Reinsurance (Barbados) Corp.	Barbados	100%	Insurance

[1]	Separate financial statements are filed with the SEC.
[2]	Statutory-basis financial statements are filed with the SEC.